EXHIBIT 99.1

Finish Line Reports Fourth Quarter and Fiscal Year 2011 Results

Q4 same-store sales up 4% and Q4 GAAP EPS up 12.5% to $0.63 per share; Q4 non-GAAP EPS $0.65 per share

INDIANAPOLIS, March 24, 2011 – The Finish Line, Inc. (NASDAQ: FINL) today reported results for the fourth quarter and full fiscal year 2011, representing the 13-week and 52-week periods ended February 26, 2011.

Fourth Quarter Results

Net sales increased 2.7% to $384.6 million in the fourth quarter compared to $374.5 million a year ago. Comparable store net sales increased 4.0% in the fourth quarter on top of an increase of 10.0% for the same period a year ago.

Finish Line reported fourth quarter income from continuing operations of $34.3 million, or $0.63 per diluted share, compared to income from continuing operations of $30.8 million or $0.56 per diluted share a year ago, representing a 12.5% earnings per share increase.  These results include a $1.2 million fourth-quarter pre-tax, non-cash charge related to store asset impairments.  The year-ago results included $2.6 million of pre-tax income associated with a change in the estimate for gift card forfeitures (which is included in net sales), as well as a $6.8 million pre-tax, non-cash charge related to store asset impairments.  Excluding these items, non-GAAP income from continuing operations for the fourth quarter fiscal 2011 was $35.0 million or $0.65 per diluted share compared to $33.3 million or $0.61 per diluted share for the same period a year ago. A reconciliation of these GAAP to non-GAAP financial measures is found in the tables at the end of this news release.

Merchandise inventories increased 1.4% to $193.5 million at the end of the quarter compared to $190.9 million a year ago.  On a per-square-foot basis, inventories were up 2.1%.

At year-end, the company had no interest-bearing debt and $299.3 million in cash and cash equivalents, up from $234.5 million at the end of the fourth quarter a year ago.  The company repurchased 0.4 million shares of its outstanding common stock in the fourth quarter, totaling $6.2 million.  For the full year, Finish Line repurchased 1.6 million shares totaling $22.2 million.

Full Fiscal Year 2011 Results

For the 52 weeks ended February 26, 2011, net sales increased 4.8% to $1.23 billion compared to $1.17 billion last year.  Comparable store net sales increased 6.3% compared to a 0.5% decrease last year.

For fiscal 2011, the company reported income from continuing operations of $68.9 million or $1.26 per diluted share compared to income from continuing operations of $50.8 million or $0.92 per diluted share for the same period a year ago, representing a 37.0% earnings per share increase. Fiscal 2011 results include a $1.2 million fourth-quarter pre-tax, non-cash charge related to store asset impairments. Prior-year results included the $2.6 million of pre-tax income for gift card forfeitures, the $6.8 million pre-tax, non-cash charge for store asset impairments and a one-time, third-quarter tax benefit of $6.5 million related to a terminated merger and related litigation.  Excluding those items, fiscal 2011 non-GAAP income from continuing operations was $69.6 million or $1.28 per diluted share compared to $46.8 million or $0.85 per diluted share for the same period a year ago, representing a 50.6% earnings per share increase.  A reconciliation of these GAAP to non-GAAP financial measures is found in the tables at the end of this news release.

“The fourth quarter was a strong finish to an outstanding year,” said Chairman and Chief Executive Officer Glenn Lyon.  “Finish Line continues to deliver results that demonstrate we are well on our way to achieving our long-term financial objectives.  Operating margins are now 9%, headed toward our goal for annual double-digit operating margins.  We have achieved inventory turns of three times and expect to sustain that level.  These results have been attained with sales per square foot in our stores that are well below our historical highs, clearly illustrating the opportunity we have to get more growth from our existing business.  We plan to unlock that growth by driving the top line in our stores and by continuing to increase e-commerce sales with the goal of doubling online sales within three years.  Our capital allocation strategy calls for significant investments this year to support our company’s three strategic priorities—driving growth from our existing business, going outside of our existing business for long-term growth and being more aggressive in opportunistic share repurchases to drive returns for our shareholders.”

March Sales Update

Comparable store net sales on a month-to-date basis for the period of February 27, 2011 through March 20, 2011 increased 10.1% on top of a 15.4% increase for the same period a year ago.

Q4/Full Year 2011 Conference Call Tomorrow, March 25

Finish Line will host a conference call for investors Friday, March 25, 2011 at 8:30 a.m. Eastern.  To participate in the live conference call, dial 866-923-8645 (US and Canada) or 660-422-4970 (International), conference ID#48591981. To listen online, visit www.finishline.com. A replay of the conference call can be accessed approximately two hours following the completion of the call by dialing 800-642-1687, conference ID#48591981. This recording will be made available through Sunday, March 27, 2011.  In addition, this replay of the conference call will be available at www.finishline.com.

Q1 FY 2012 Release/Conference Call Date June 23/24

The company expects to report first quarter results June 23, 2011 after market close followed by a conference call June 24, 2011 at 8:30 a.m. Eastern.

Annual Meeting Date July 21

The company’s Board of Directors has established July 21, 2011 as the 2011 annual meeting date with May 20, 2011 as the record date for this meeting.

About Finish Line

Finish Line is a premium retailer of athletic shoes, apparel and accessories. Headquartered in Indianapolis, Finish Line operates 663 stores in malls across the United States.  More than 11,000 Finish Line sneakerologists help customers each day connect with their sport, their life and their style. Online shopping is available at http://www.finishline.com/ and mobile shopping is available at m.finishline.com. Follow Finish Line on Twitter at Twitter.com/FinishLine and "like" Finish Line on Facebook at facebook.com/FinishLineUSA.

Forward-Looking Statements

This news release includes statements that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by the use of words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “will,” “estimates,” “potential,” “continue,” or words and phrases of similar meaning.

Statements that describe objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending and utility and product costs; product demand and market acceptance risks; further deterioration of economic and business conditions; the inability to locate and obtain acceptable lease terms for the company’s stores; the effect of competitive products and pricings; loss of key employees; management of strategic growth initiatives; and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements.

The forward-looking statements included herein are made only as of the date of this report and Finish Line undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

	The Finish Line, Inc. Consolidated Statements of Income (In thousands, except per share and store data)
	Thirteen	Thirteen	Fifty-Two	Fifty-Two
	Weeks Ended	Weeks Ended	Weeks Ended	Weeks Ended
	February 26,	February 27,	February 26,	February 27,
	2011	2010	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$384,599	$374,530	$1,229,002	$1,172,415
Cost of sales (including occupancy costs)	246,288	238,326	815,073	793,556
Gross profit	138,311	136,204	413,929	378,859

Selling, general and administrative expenses	82,883	78,558	302,718	297,323
Store closing costs	263	560	350	2,707
Impairment charges	1,228	6,771	1,228	6,771
Operating income	53,937	50,315	109,633	72,058

Interest income, net	138	44	508	322
Income from continuing operations before income taxes	54,075	50,359	110,141	72,380

Income tax expense	19,818	19,564	41,277	21,547
Income from continuing operations	34,257	30,795	68,864	50,833

Loss from discontinued operations, net of income taxes	(5)	(234)	(30)	(15,161)
Net income	$34,252	$30,561	$68,834	$35,672

Income (loss) per diluted share:
Income from continuing operations	$0.63	$0.56	$1.26	$0.92
Loss from discontinued operations	-	(0.01)	-	(0.28)
Net income	$0.63	$0.55	$1.26	$0.64

Diluted weighted average shares outstanding	53,467	54,541	53,775	54,597

Dividends declared per share	$0.05	$0.04	$0.17	$0.13

Store activity for the period (Finish Line only):
Beginning of period	669	681	666	689
Opened	-	-	11	5
Closed	(5)	(15)	(13)	(28)
End of period	664	666	664	666
Square feet at end of period			3,564,277	3,590,780
Average square feet per store			5,368	5,392

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	February 26,	February 27,	February 26,	February 27,
	2011	2010	2011	2010

Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales (including occupancy costs)	64.0	63.6	66.3	67.7
Gross profit	36.0	36.4	33.7	32.3

Selling, general and administrative expenses	21.6	21.0	24.6	25.4
Store closing costs	0.1	0.2	-	0.2
Impairment charges	0.3	1.8	0.1	0.6
Operating income	14.0	13.4	9.0	6.1

Interest income, net	-	-	-	-
Income from continuing operations before income taxes	14.0	13.4	9.0	6.1

Income tax expense	5.1	5.2	3.4	1.8
Income from continuing operations	8.9	8.2	5.6	4.3

Loss from discontinued operations, net of income taxes	-	-	-	(1.3)
Net income	8.9%	8.2%	5.6%	3.0%

	Condensed Consolidated Balance Sheets

	February 26,	February 27,
	2011	2010
	(Unaudited)
ASSETS
Cash and cash equivalents	$299,323	$234,508
Merchandise inventories, net	193,505	190,894
Other current assets	16,856	18,205
Property and equipment, net	126,510	135,943
Other assets	28,651	30,718
Total assets	$664,845	$610,268

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities	$126,420	$114,943
Deferred credits from landlords	34,653	40,006
Other long-term liabilities	13,527	13,169
Shareholders' equity	490,245	442,150
Total liabilities and shareholders' equity	$664,845	$610,268

The Finish Line, Inc.
Reconciliation of GAAP to Non-GAAP Consolidated Statements of Income (Unaudited)
Thirteen Weeks Ended February 26, 2011 and February 27, 2010
(In thousands, except per share data)

	Fourth Quarter Fiscal 2011			Fourth Quarter Fiscal 2010

	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Net sales (1)	$384,599	$-	$384,599	$374,530	$(2,622)	$371,908
Cost of sales (including occupancy costs)	246,288	-	246,288	238,326	-	238,326
Gross profit	138,311	-	138,311	136,204	(2,622)	133,582

Selling, general and administrative expenses	82,883	-	82,883	78,558	-	78,558
Store closing costs	263	-	263	560	-	560
Impairment charges (2)	1,228	(1,228)	-	6,771	(6,771)	-
Operating income	53,937	1,228	55,165	50,315	4,149	54,464

Interest income, net	138	-	138	44	-	44
Income from continuing operations before income taxes	54,075	1,228	55,303	50,359	4,149	54,508

Income tax expense (3)	19,818	463	20,281	19,564	1,635	21,199
Income from continuing operations	34,257	765	35,022	30,795	2,514	33,309

Loss from discontinued operations, net of income taxes	(5)	-	(5)	(234)	-	(234)
Net income	$34,252	$765	$35,017	$30,561	$2,514	$33,075

Income (loss) per diluted share:
Income from continuing operations	$0.63	$0.02	$0.65	$0.56	$0.05	$0.61
Loss from discontinued operations	-	-	-	(0.01)	-	(0.01)
Net income	$0.63	$0.02	$0.65	$0.55	$0.05	$0.60

Diluted weighted average shares outstanding	53,467	-	53,467	54,541	-	54,541

	Fourth Quarter Fiscal 2011			Fourth Quarter Fiscal 2010

	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Net sales (1)	100.0%	-%	100.00%	100.0%	-%	100.00%
Cost of sales (including occupancy costs) (4)	64.0	-	64.0	63.6	0.5	64.1
Gross profit	36.0	-	36.0	36.4	(0.5)	35.9

Selling, general and administrative expenses (4)	21.6	-	21.6	21.0	0.1	21.1
Store closing costs	0.1	-	0.1	0.2	-	0.2
Impairment charges (2)	0.3	(0.3)	-	1.8	(1.8)	-
Operating income	14.0	0.3	14.3	13.4	1.2	14.6

Interest income, net	-	-	-	-	-	-
Income from continuing operations before income taxes	14.0	0.3	14.3	13.4	1.2	14.6

Income tax expense (3)	5.1	0.1	5.2	5.2	0.4	5.6
Income from continuing operations	8.9	0.2	9.1	8.2	0.8	9.0

Loss from discontinued operations, net of income taxes	-	-	-	-	-	-
Net income	8.9%	0.2%	9.1%	8.2%	0.8%	9.0%

Footnotes to explain adjustments
(1)	Fiscal 2010 amount relates to a change in estimate for gift card forfeitures. This amount was not included in comparable store net sales.
(2)	Fiscal 2011 and 2010 amounts reflect charges to write down long-lived assets of the Company.
(3)	Fiscal 2011 and 2010 amounts reflect the income tax effect of the pre-tax adjustments noted above.
(4)	Due to the adjustment of net sales in Fiscal 2010 the percentages of these items changed as a percentage of the adjusted net sales.

	The Finish Line, Inc. Reconciliation of GAAP to Non-GAAP Consolidated Statements of Income (Unaudited) Year Ended February 26, 2011 and February 27, 2010 (In thousands, except per share data)

	Fiscal 2011			Fiscal 2010

	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Net sales (1)	$1,229,002	$-	$1,229,002	$1,172,415	$(2,622)	$1,169,793
Cost of sales (including occupancy costs)	815,073	-	815,073	793,556	-	793,556
Gross profit	413,929	-	413,929	378,859	(2,622)	376,237

Selling, general and administrative expenses	302,718	-	302,718	297,323	-	297,323
Store closing costs	350	-	350	2,707	-	2,707
Impairment charges (2)	1,228	(1,228)	-	6,771	(6,771)	-
Operating income	109,633	1,228	110,861	72,058	4,149	76,207

Interest income, net	508	-	508	322	-	322
Income from continuing operations before income taxes	110,141	1,228	111,369	72,380	4,149	76,529

Income tax expense (3)	41,277	463	41,740	21,547	8,150	29,697
Income from continuing operations	68,864	765	69,629	50,833	(4,001)	46,832

Loss from discontinued operations, net of income taxes	(30)	-	(30)	(15,161)	-	(15,161)
Net income	$68,834	$765	$69,599	$35,672	$(4,001)	$31,671

Income (loss) per diluted share:
Income from continuing operations	$1.26	$0.02	$1.28	$0.92	$(0.07)	$0.85
Loss from discontinued operations	-	-	-	(0.28)	-	(0.28)
Net income	$1.26	$0.02	$1.28	$0.64	$(0.07)	$0.57

Diluted weighted average shares outstanding	53,775	-	53,775	54,597	-	54,597

	Fiscal 2011			Fiscal 2010

	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments		Non-GAAP

Net sales (1)	100.0%	-%	100.00%	100.0%	-%		100.00%
Cost of sales (including occupancy costs) (4)	66.3	-	66.3	67.7	0.1		67.8
Gross profit	33.7	-	33.7	32.3	(0.1)		32.2

Selling, general and administrative expenses (4)	24.6	-	24.6	25.4	0.1		25.5
Store closing costs	-	-	-	0.2	-		0.2
Impairment charges (2)	0.1	(0.1)	-	0.6	(0.6)		-
Operating income	9.0	0.1	9.1	6.1	0.4		6.5

Interest income, net	-	-	-	-	-		-
Income from continuing operations before income taxes	9.0	0.1	9.1	6.1	0.4		6.5

Income tax expense (3)	3.4	-	3.4	1.8	0.8		2.6
Income from continuing operations	5.6	0.1	5.7	4.3	(0.4)		3.9

Loss from discontinued operations, net of income taxes (4)	-	-	-	(1.3)	0.1		(1.2)
Net income	5.6%	0.1%	5.7%	3.0%	(0.3	) %	2.7%

Footnotes to explain adjustments
(1)	Fiscal 2010 amount relates to a change in estimate for gift card forfeitures. This amount was not included in comparable store net sales.
(2)	Fiscal 2011 and 2010 amounts reflect charges to write down long-lived assets of the Company.
(3)	Fiscal 2011 and 2010 amounts reflect the income tax effect of the pre-tax adjustments noted above.
Fiscal 2010 amount also includes the one time tax benefit associated with the terminated merger.
(4)	Due to the adjustment of net sales in Fiscal 2010 the percentages of these items changed as a percentage of the adjusted net sales.

Media Contact:	Investor Contact:
Anne Roman	Ed Wilhelm
Corporate Communications	Chief Financial Officer
317-613-6577	317-613-6914